Exhibit 10.6

INVESTOR SERVICES AGREEMENT

THIS INVESTOR SERVICES AGREEMENT is entered into effective as of July 15, 2009, by and among Steel Partners Holdings L.P., a Delaware limited partnership (the “Partnership”), Steel Partners LLC, a Delaware limited liability company (together with its permitted assignees, the “Manager”) and WGL Capital Corp. (the “Investor Servicer”), a corporation organized under the laws of the State of Colorado.

WHEREAS, the Partnership desires to have the Investor Servicer perform various investor relations services for the Partnership; and

WHEREAS, the Investor Servicer is willing to perform such services under the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.              DEFINITIONS. The following terms have the following meanings assigned to them:

(a)           “Affiliate” shall mean with respect to any Person any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person, or any director, officer or employee or partner of such Person.

(b)           “Agreement” means this Investor Services Agreement, as amended from time to time.

(c)           “Deferred Fee Agreement” shall mean the Amended and Restated Deferred Fee Agreement between the Investor Servicer and Steel Partners II (Offshore) Ltd., formerly named Steel Partners Offshore Fund, Ltd., a corporation organized under the laws of the Cayman Islands, first made as of October 31, 2002 and amended and restated as of January 1, 2005 (except for certain provisions with other effective dates specified therein).

(d)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(e)           “General Partner” means the general partner of the Partnership.

(f)           “Governing Instruments” means, with regard to any entity, the articles of incorporation and bylaws in the case of a corporation, certificate of limited partnership (if applicable) and the partnership agreement in the case of a general or limited partnership, the articles of formation and the operating agreement in the case of a limited liability company, the trust instrument in the case of a trust, or similar governing documents, in each case as amended from time to time.

(g)           “Independent Directors” mean those directors of the General Partner who are not Affiliates of the Investor Servicer or any of its Affiliates.

(h)           “Management Agreement” shall mean the Amended and Restated Management Agreement by and between the Partnership and the Manager, as the same may be amended from time to time.

(i)           “Management Fee” shall have the meaning set forth in the Management Agreement.

(j)           “Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

SECTION 2.              APPOINTMENT AND DUTIES OF THE INVESTOR SERVICER.

(a)           The Partnership hereby appoints the Investor Servicer to perform various investor relations services subject to the further terms and conditions set forth in this Agreement, and the Investor Servicer hereby agrees to perform each of the duties set forth herein.

(b)           The Investor Servicer will be subject to the supervision of the General Partner and will have only such functions and authority as the General Partner may delegate to it including, without limitation, the functions and authority identified herein and delegated to the Investor Servicer hereby. The Investor Servicer will be responsible for day-to-day investor relations and will perform (or cause to be performed) such services and activities relating to investor relations services as may be appropriate.

(c)           The Investor Servicer may retain, for and on behalf, and at the sole cost and expense, of the Partnership, such services of other service providers as the Investor Servicer deems necessary or advisable in connection with the provision of investment relations services. Notwithstanding anything contained herein to the contrary, the Investor Servicer shall have the right to cause any such services to be rendered by its employees or Affiliates. The Partnership shall pay or reimburse the Investor Servicer or its Affiliates performing such services for the cost and expenses thereof; provided that such costs and reimbursements as to Affiliates of the Investor Servicer are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis.

(d)           The General Partner shall pass any and all necessary resolutions to provide for the delegation of its duties to the Investor Servicer under this Agreement, and to permit such delegation to be approved or evidenced by any certificate duly signed by any officer or other authorized person of the General Partner, to verify or confirm the authority of the Investor Servicer or any of its members, partners, officers, employees or agents authority to enter into agreements on behalf of and bind the Partnership as necessary to allow the Investor Servicer to perform its obligations hereunder.

SECTION 3.              DEVOTION OF TIME; ADDITIONAL ACTIVITIES. The Investor Servicer will provide the Partnership with appropriate support personnel required to enable the Investor Servicer to provide the investor relations services contemplated hereunder, and such personnel shall devote such time to the management of the Partnership as the Investor Servicer reasonably deems necessary and appropriate, commensurate with the level of activity of the Partnership from time to time.

SECTION 4.              INVESTOR SERVICER AS INDEPENDENT CONTRACTOR. The Investor Servicer shall, for all purposes of this Agreement, be deemed to be an independent contractor and not an agent or employee of the Partnership and, except as otherwise expressly provided herein, shall have no authority to act for or to represent the Partnership or otherwise to be deemed an agent of the Partnership.

SECTION 5.              OBLIGATIONS OF INVESTOR SERVICER; RESTRICTIONS. The Investor Servicer shall refrain from any action that, in its sole judgment made in good faith, (i) is not in compliance in all material respects with the Partnership’s Agreement of Limited Partnership as then in effect, (ii) would, to the knowledge of the Investor Servicer, violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Partnership or that would otherwise not be permitted by the relevant Governing Instruments. Notwithstanding the foregoing, neither the Investor Servicer, nor its Affiliates, members, managers, directors, officers, stockholders or employees shall be liable to the Partnership or the General Partner, for any act or omission by the Investor Servicer, its Affiliates, members, managers, directors, officers, stockholders or employees except as provided in SECTION 8.

SECTION 6.             COMPENSATION. The Investor Servicer, as full compensation for services rendered pursuant to this Agreement, shall be paid by the Partnership a fee (the “Servicing Fee”) in an amount equal to $50,000 per annum, paid monthly in arrears promptly following the end of each month. The parties hereby acknowledge and agree that the Management Fee payable by the Partnership to the Manager pursuant to the Management Agreement shall be offset and reduced on each payment date thereof by the amount of the Servicing Fee payable to the Investor Servicer hereunder.

SECTION 7.             EXPENSES OF THE PARTNERSHIP. The Partnership will bear (or reimburse the Investor Servicer or its designees with respect to) all reasonable costs and expenses of the Partnership, and the Investor Servicer and the General Partner or their Affiliates relating to the investor relations services performed for the Partnership as provided in this Agreement, including, but not limited to all expenses actually incurred by the Investor Servicer and the General Partner which are reasonably necessary for the performance by the Investor Servicer of its duties and functions under this Agreement.

The provisions of this SECTION 7 shall survive the expiration or earlier termination of this Agreement to the extent such expenses have previously been incurred or are incurred in connection with such expiration or termination. For the avoidance of doubt, the expenses payable by the Partnership as described in this SECTION 7 are exclusive of, and in addition to, the Servicing Fee.

SECTION 8.    LIMITS OF INVESTOR SERVICER RESPONSIBILITY;  INDEMNIFICATION.

(a)           The Investor Servicer, its members, officers, employees, stockholders, Affiliates, agents, and legal representatives and the members, officers, employees, stockholders, Affiliates, agents, and legal representatives of any of their respective Affiliates (each, an “Indemnified Person”) shall not be liable for and the Partnership shall indemnify and hold harmless each Indemnified Person from and against any loss or expense suffered or sustained by such Indemnified Person including, without limitation, any judgment, settlement, reasonable attorneys’ fees, and other costs and expenses incurred in connection with the defense of any actual or threatened action or proceeding (collectively, “Losses”), provided that such Losses did not result from willful misconduct or gross negligence in the performance of such Indemnified Person’s obligations and duties or by reason of such Indemnified Person’s reckless disregard of its obligations and duties, if any, under this Agreement (in which case the Investor Servicer shall indemnify and hold harmless the Partnership from and against all Losses incurred in connection therewith). The Partnership shall advance to any Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defense of any action or proceeding that arises out of such conduct. In the event that such an advance is made by the Partnership, the Indemnified Person shall agree jointly and severally to reimburse the Partnership for such fees, costs, and expenses to the extent that it shall be determined that he, she, or it was not entitled to indemnification.

(b)           Notwithstanding any of the foregoing to the contrary, the provisions of this SECTION 8 shall not be construed so as to provide for the exculpation or indemnification of any Indemnified Person for any liability (including, without limitation, liability under U.S. securities laws that, under certain circumstances, impose liability even on persons who act in good faith), to the extent, but only to the extent, that such exculpation or indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this SECTION 8 to the fullest extent permitted by law.

SECTION 9.    TERM.

(a)           This Agreement shall be effective as of the date first set forth above and shall be automatically terminated upon the termination of the Management Agreement with no expectation to renew or replace the Management Agreement, or at any time prior thereto upon the mutual agreement of the Partnership and the Investor Servicer.

(b)           If this Agreement is terminated pursuant to this SECTION 9, such termination shall be without any further liability or obligation of any party to any other party, except as provided in SECTION 6, SECTION 7 and SECTION 8.

SECTION 10.            DELEGATION; ASSIGNMENT.

(a)           No assignment of this Agreement shall be made by the Investor Servicer other than an assignment by the Investor Servicer to an Affiliate and the Investor Servicer shall give prompt notice to the Partnership of such an assignment. Any such permitted assignment shall bind the assignee under this Agreement in the same manner as the Investor Servicer is bound. In addition, the assignee shall execute and deliver to the Partnership a counterpart of this Agreement naming such assignee as Investment Servicer.

(b)           It is understood that nothing contained in this SECTION 10 shall operate to prevent the Investor Servicer from delegating the whole or any part or parts of its functions, powers, discretions, duties, or obligations hereunder or any of them to any Person that is an Affiliate of the Investor Servicer or the Partnership or any other Person approved by the Partnership (which approval shall not be unreasonably withheld), and any such delegation may be on such terms and conditions as the Investor Servicer shall determine; provided that the Investor Servicer shall monitor, evaluate and coordinate the services offered by others. In addition, provided that the Investor Servicer provides prior written notice to the Company for informational purposes only, nothing contained in this Agreement shall preclude any pledge, hypothecation or other transfer of any amounts payable to the Investor Servicer under this Agreement.

(c)           This Agreement shall not be assigned by the Partnership without the prior written consent of the Investor Servicer, except in the case of assignment by the Partnership to another organization which is a successor (by merger, consolidation or purchase of assets) to the Partnership that assumes the Partnership’s liabilities and obligations under the Deferred Fee Agreement, in which case such successor organization shall be bound under this Agreement in the same manner as the Partnership.

SECTION 11.           NOTICES. Unless expressly provided otherwise in this Agreement, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of (i) personal delivery, (ii) delivery by reputable overnight courier, (iii) delivery by facsimile transmission with telephonic confirmation or (iv) delivery by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

(a)           If to the Partnership:

   Steel Partners Holdings L.P.
   c/o Steel Partners II GP LLC
   590 Madison Avenue, 32nd Floor
   New York, New York 10022
   United States
   Attention: General Partner

(b)           If to the Investor Servicer:

   WGL Capital Corp.
   777 Spruce Street
   Aspen, CO 81611
   United States
   Attention: Warren Lichtenstein

Either party above may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this SECTION 11 for the giving of notice.

SECTION 12.          BINDING NATURE OF AGREEMENT; SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns as provided in this Agreement.

SECTION 13.           ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter of this Agreement. The express terms of this Agreement control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms of this Agreement. This Agreement may not be modified or amended other than by an agreement in writing signed by the parties hereto.

SECTION 14.           GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 15.           NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. No waiver of any provision hereto shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

SECTION 16.            HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed part of this Agreement.

SECTION 17.           COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

SECTION 18.           SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction

SECTION 19.           GENDER. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

STEEL PARTNERS HOLDINGS L.P.
By:	Steel Partners II GP LLC, its general partner,

By:	/s/ Sanford Antignas
Name:	Sanford Antignas
Title:	Chief Operating Officer

WGL CAPITAL CORP.

By:	/s/ Sanford Antignas
Name:	Sanford Antignas
Title:	Authorized Signatory

Solely as to its acknowledgment and agreement set forth in Section 6:

STEEL PARTNERS LLC

By:	/s/ Sanford Antignas
Name:	Sanford Antignas
Title:	Chief Operating Officer